     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                 STROUDS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                     95-4107241
         (State or other jurisdiction                        (I.R.S. Employer
      of incorporation or organization)                    Identification No.)

           780 SOUTH NOGALES STREET                               91748
         CITY OF INDUSTRY, CALIFORNIA                           (Zip Code)
   (Address of principal executive offices)

                                ----------------
        THE SECOND AMENDED AND RESTATED 1994 EQUITY PARTICIPATION PLAN OF
                                  STROUDS, INC.
                                ----------------
                                CHARLES R. CHINNI
                             CHIEF EXECUTIVE OFFICER
                                  STROUDS, INC.
                            780 SOUTH NOGALES STREET
                       CITY OF INDUSTRY, CALIFORNIA 91748

                                 (626) 912-2866

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                              PAUL D. TOSETTI, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET, SUITE 4000
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                                ----------------

                         CALCULATION OF REGISTRATION FEE


-------------------------------- -------------------- -------------------- -------------------- --------------------
                                                                                PROPOSED
                                       AMOUNT              PROPOSED              MAXIMUM
                                      OF SHARES             MAXIMUM             AGGREGATE            AMOUNT OF
TITLE OF EACH CLASS OF                  TO BE           OFFERING PRICE          OFFERING           REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED(1)        PER SHARE(2)           PRICE(3)                FEE
-------------------------------- -------------------- -------------------- -------------------- --------------------
Common Stock,
$0.0001 par value (including
the Preferred Share Purchase
Rights attached thereto)(4)
                                           671,604          $2.06             $1,383,504.24                 $365.25

                                         1,328,396          $2.13             $2,829,483.48                 $746.98
                                         ---------                                                          -------

Total                                    2,000,000                                                        $1,112.23
                                         ---------
-------------------------------- -------------------- -------------------- -------------------- --------------------

(1) Covers 2,000,000 additional shares available for issuance under The Second Amended and Restated 1994 Equity Participation Plan (the "Plan") which was approved by the shareholders of the registrant on January 26, 2000. The Plan authorizes the issuance of a maximum of 3,680,000 shares. However, the offer and sale of 1,680,000 of the shares, which have been or may be issued upon exercise of options under the Plan, have previously been registered pursuant to Form S-8 Registration Statement Nos. 33-87608, 33-87610 and 333-58539. The newly registered shares are comprised of: (A) 671,604 shares issuable at an exercise price of $2.06 pursuant to options outstanding under the Plan; and (B) 1,328,396 shares that are not yet subject to outstanding options under the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount registered hereunder includes an indeterminate number of shares of our common stock that may be issued in accordance with the provisions of the Plan, as amended in the event of any change in the outstanding shares of our common stock, including a stock dividend or stock split.
(2) The Proposed Maximum Offering Price Per Share is based upon: (A) the exercise price per share ($2.06) of outstanding options for 671,604 shares; and (B) for the remaining 1,328,396 shares, the average of the high and low sales price ($2.13) on April 11, 2000 for the registrant's common stock as reported on the Nasdaq, pursuant to rule 457(h) of the Securities Act.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.
(4) Shares of our common stock being registered hereby are accompanied by preferred share purchase rights. Until the occurrence of specific prescribed events, such rights are not exercisable, are evidenced by the certificates for our common stock and will be transferred along with and only with our common stock. Upon the occurrence of such prescribed events, separate rights certificates will be issued representing one right for each share of common stock held, subject to adjustment pursuant to anti-dilution provisions.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 registers the offer and sale of an additional 2,000,000 shares of Common Stock of Strouds, Inc. (the "Company") for issuance under the Plan. The contents of the prior Registration Statements on Form S-8 of the Company relating to the Plan, File Nos.
33-87608, 33-87610 and 333-58539, are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Strouds, Inc., a Delaware corporation (the "Company"), are incorporated by reference as of their respective dates in this Registration Statement on Form S-8 (the "Registration Statement"):

         (a) The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended February 27, 1999;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 29, 1999, August 28, 1999 and November 27, 1999;

         (c) The Company's Proxy Statements dated (i) May 28, 1999 relating to the Annual Meeting of Stockholders held on June 30, 1999 and (ii) December 13, 1999 relating to the Special Meeting of Stockholders held on January 26, 2000;

         (d)      The Company's Current Reports on Form 8-K dated February 1,
                  2000;

         (e) The Company's Prospectus dated October 11, 1994, filed in connection with the Registration Statement referred to in Item 3(f) below pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act");

         (f) Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 filed with the Commission on July 29, 1994 (Registration No. 33-82090), as amended by Amendment No. 1 filed with the Commission on September 13, 1994, Amendment No. 2 filed with the Commission on October 5, 1994 and a Prospectus dated October 11, 1994 filed with the Commission on October 13, 1994; and

         (g) Description of the Company's preferred share purchase rights contained in the Company's Current Reports on Form 8-K dated December 1, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

         *4.1 The Second Amended and Restated 1994 Equity Participation Plan of Strouds, Inc.

         *5.1     Opinion of Latham & Watkins

         *23.1    Consent of KPMG LLP

         *23.2    Consent of Latham & Watkins (included as part of Exhibit 5.1)

         *24.1 Power of Attorney (included on the signature page of this Registration Statement)

---------------------------
*Filed herewith


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Industry, State of California, on this 13th day of April 2000.

                                     STROUDS, INC.


                                       By: /s/ Charles R. Chinni
                                           ---------------------
                                           Charles R. Chinni
                                           Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Charles Chinni and Wilfred C. Stroud and each or either of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.


                  SIGNATURE                                    TITLE                                DATE
                  ---------                                    -----                                ----
                                                Chairman of the Board, President, Chief         April 13, 2000
                                                Executive Officer and Director
            /s/ Charles R. Chinni               (Principal Executive Officer)
      -----------------------------------
              Charles R. Chinni

            /s/ Wilfred C. Stroud               Director and Chairman Emeritus                  April 13, 2000
      -----------------------------------
              Wilfred C. Stroud

             /s/ Robert M. Menar                Chief Operating Officer and Director            April 13, 2000
      -----------------------------------
               Robert M. Menar

              /s/ Larry R. Bemis                Director                                        April 13, 2000
      -----------------------------------
                Larry R. Bemis

             /s/ Dale D. Achabal                Director                                        April 13, 2000
      -----------------------------------
               Dale D. Achabal

              /s/ Marco F. Weiss                Director                                        April 13, 2000
      -----------------------------------
                Marco F. Weiss

            /s/ Richard F. Clayton              Director                                        April 1, 2000
      -----------------------------------
              Richard F. Clayton

             /s/ Marshall Geller                Director                                        April 13, 2000
      -----------------------------------
               Marshall Geller

                                INDEX TO EXHIBITS


       EXHIBIT                                                                                               PAGE
       -------                                                                                               ----
          *4.1          The Second Amended and Restated 19994 Equity  Participation Plan
                              of Strouds, Inc.
          *5.1          Opinion of Latham & Watkins
         *23.1          Consent of KPMG LLP
         *23.2          Consent of Latham & Watkins (included as part of Exhibit 5.1)
         *24.1          Power of Attorney (included on the signature page of this
                              Registration Statement)

         ---------------------------
*Filed herewith